UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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SOMAXON PHARMACEUTICALS, INC.

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SOMAXON PHARMACEUTICALS, INC.

12750 High Bluff Drive, Suite 310
San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Somaxon Pharmaceuticals, Inc. will be held on May 31, 2006 at 1:30 p.m. at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, for the following purposes:

1.	To elect three directors for a three-year term to expire at the 2009 Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may be properly brought before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 1, 2006 are entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to attend our Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly. If you plan to attend our Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Kenneth M. Cohen
President, Chief Executive Officer and Director

San Diego, California
April 28, 2006

SOMAXON PHARMACEUTICALS, INC.

PROXY STATEMENT

The board of directors of Somaxon Pharmaceuticals, Inc., a Delaware corporation (“Somaxon,” the “company,” “we” or “us”), is soliciting the enclosed proxy for use at our Annual Meeting of Stockholders to be held on May 31, 2006 at 1:30 p.m. at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournments or postponements thereof. This Proxy Statement will be first sent to stockholders on or about April 28, 2006.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy card in the enclosed envelope.

A proxy may be revoked by written notice to our corporate secretary at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted (1) for the election of our board of directors’ nominees for director, and (2) for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” will not be considered in determining whether director nominees have received the requisite number of affirmative votes. For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2006, abstentions will have the effect of a vote “against” such proposal, and “broker non-votes,” although counted for purposes of determining the presence of a quorum, will have the effect of a vote neither “for” nor “against” such proposal.

Stockholders of record at the close of business on April 1, 2006 (the “record date”) will be entitled to vote at the meeting or vote by proxy using the proxy card. As of that date, 18,045,366 shares of our common stock, par value $0.0001 per share, were outstanding. Each share of our common stock is entitled to one vote. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy at our Annual Meeting, constitutes a quorum. A plurality of the votes of the shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors is required to elect directors, and a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy will be borne by us. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of nine members. Our Amended and Restated Certificate of Incorporation provides for the classification of our board of directors into three classes, as nearly equal in number as possible and with staggered terms of office, and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, three nominees for director are to be elected as Class I directors for a three-year term expiring at our 2009 Annual Meeting of Stockholders. The nominees are Terrell A. Cobb, Cam L. Garner and Scott L. Glenn. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office.

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. If no contrary indication is made, proxies in the accompanying form are to be voted for our board of directors’ nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our board of directors to fill such vacancy.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election for a Three-Year Term Expiring at the
2009 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Terrell A. Cobb	56	Director
Cam L. Garner	57	Director
Scott L. Glenn	56	Director

Terrell A. Cobb has served as a member of our board of directors since August 2003. Mr. Cobb is the founder and currently serves as President of ProCom One, a drug development company, a position he has held since 1998. We license SILENORtm from ProCom One, Inc. as described in further detail under the caption “Certain Relationships and Related Transactions.” From 1995 to the present, Mr. Cobb has served as a consultant focusing on business development activities in the pharmaceutical industry. Mr. Cobb previously spent 15 years in various positions at Johnson and Johnson. Mr. Cobb has founded four specialty pharmaceutical companies, has held senior management positions in several start-up organizations, including Pharmaco and Scandipharm, and has acted as an advisor and consultant to other drug development companies. He received a B.A. degree from Mercer University in Chemistry and Psychology.

Cam L. Garner is one of our co-founders and has been a member of our board of directors since August 2003. Mr. Garner co-founded Verus Pharmaceuticals, Inc., Cadence Pharmaceuticals, Inc. and Xcel Pharmaceuticals, Inc., which are specialty pharmaceutical companies. He serves as Chairman and CEO of Verus Pharmaceuticals, Inc., Chairman of Cadence Pharmaceuticals, Inc. and served as Chairman of Xcel Pharmaceuticals, Inc. until it was acquired in March 2005 by Valeant Pharmaceuticals International. He was the acting Chief Executive Officer from August 2001 to February 2002 of Favrille, Inc., a biotechnology company, and is currently the Chairman of its board of directors. He was Chief Executive Officer of Dura Pharmaceuticals, Inc., a pharmaceutical company, from 1989 to 1995 and Chairman and Chief Executive Officer from 1995 to 2000 until it was sold to Elan Corporation plc in November 2000. Previously, he served as Chairman of DJ Pharma, which was sold to Biovail Corporation in 2000. Mr. Garner also serves on the board of directors of Pharmion Corporation, SkinMedica, Inc. and Aegis Therapeutics, LLC. Mr. Garner earned his M.B.A from Baldwin-Wallace College and his B.A. in Biology and an honorary Doctor of Science from Virginia Wesleyan College.

Scott L. Glenn is one of our co-founders and has served as a member of our board of directors since August 2003. Mr. Glenn has served as the Managing Partner of Windamere Venture Partners and Managing Member of

Windamere, LLC, Windamere II, LLC and Windamere III, LLC since 1996. Since November 2004, Mr. Glenn has served as Chairman, President and Chief Executive Officer of Planet Technologies, Inc., which is engaged in the business of manufacturing, selling, and distributing products for use by allergy sensitive persons. Since January 2005, Mr. Glenn has also served as the President and Chief Executive Officer of Kanisa Pharmaceuticals, Inc., a specialty pharmaceutical company. He also currently serves as a director and founder of GlobalEdge, Inc., a medical education company, Cadence Pharmaceuticals, a drug development company for hospital-based drugs, Oculir, Inc., a non-invasive diabetes testing company, and Conception Technologies, an infertility device company. Previously, from 1988 until 1995, Mr. Glenn served as President and Chief Executive Officer and then Chairman of Quidel Corporation, a leading point of care diagnostic business. Before serving in those capacities, from 1983 through 1988, Mr. Glenn was vice president of development/operations of Quidel. From 1974 to 1982, Mr. Glenn served in numerous management positions, including Division/General Manager at Allergan Pharmaceuticals, Inc. Mr. Glenn has a B.S. degree in Finance and Accounting from California State University at Fullerton.

Members of the Board of Directors Continuing in Office

Term Expiring at the
2007 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Jesse I. Treu, Ph.D.	58	Director
Daniel K. Turner III	44	Director
Kurt von Emster	38	Director

Jesse I. Treu, Ph.D. has served as a member of our board of directors since December 2003. Dr. Treu has been a General Partner and Managing Member of Domain Associates, L.L.C. since its inception 21 years ago. He has been a director of over 30 early-stage health care companies, 16 of which have so far become successful public companies. These include Biosite Diagnostics, GelTex Pharmaceuticals, Inspire Pharmaceuticals, NPS Pharmaceuticals, OraPharma, Sepracor Inc. and Trimeris. He currently serves on the boards of directors of Northstar Neuroscience, Inc. and SenoRx Inc. He has served as a Founder, President and Chairman of numerous venture stage companies. Prior to the formation of Domain, Dr. Treu had 12 years of experience in the health care industry. He was CEO of MicroSonics, Inc., and at GE and Technicon Corporation served in a number of research, management and corporate staff positions. Dr. Treu received his B.S. from Rensselaer Polytechnic Institute and from Princeton University his M.A. and Ph.D. degrees in physics.

Daniel K. Turner III has served as a member of our board of directors since April 2004. Mr. Turner is a General Partner of Montreux Equity Partners, a position he has held since February 1993. Mr. Turner has 17 years of experience as an entrepreneur, operating manager and venture capitalist. Prior to Montreux, Mr. Turner managed the Turnaround Group for Berkeley International, where he had responsibility for a portfolio of $200 million. Previously, Mr. Turner was the founding Chief Financial Officer of Oclassen Pharmaceuticals Inc., a specialty pharmaceutical company focused in dermatology, which merged with Watson Pharmaceuticals. Mr. Turner started his career with Price Waterhouse in the high technology group. Mr. Turner holds a B.S. degree from Sacramento State University (magna cum laude) and attended the MBA program at the Haas School of Business at the University of California, Berkeley, where he has established the Turner Fellowship. Mr. Turner is a Certified Public Accountant.

Kurt von Emster, CFA has served as a member of our board of directors since August 2005. Mr. von Emster is a General Partner of MPM Capital, a position he has held since November 2000, and serves as Portfolio Manager for the MPM BioEquities Fund. Prior to joining MPM, Mr. von Emster spent 11 years with Franklin Templeton Group as a Vice President and Portfolio Manager. Mr. von Emster holds the Chartered Financial Analyst designation (CFA), is a member of the Association for Investment Management and Research and is a member of the Security Analysts of San Francisco. He has a degree from the University of California at Santa Barbara in Business and Economics.

Term Expiring at the
2008 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Kenneth M. Cohen	50	President, Chief Executive Officer and Director
David F. Hale	57	Chairman of the Board of Directors
Kurt C. Wheeler	53	Director

Kenneth M. Cohen is one of our co-founders and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in August 2003. Previously, he was an independent advisor to various biotechnology and pharmaceutical companies, entrepreneurs and investors, including Synbiotics Corporation, Applied NeuroSolutions, Inc. and Highbridge Capital Management. From May 1996 to April 2001, he was President and Chief Executive Officer of Synbiotics Corporation, a diagnostics company. From March 1995 to February 1996, Mr. Cohen was Executive Vice President and Chief Operating Officer for Canji Incorporated, a human gene-therapy company, until its acquisition by Schering-Plough Corporation in February 1996. Prior to joining Canji, he was Vice President of Business Affairs at Argus Pharmaceuticals, Inc. and Vice President of Marketing and Business Development for LifeCell Corporation. Mr. Cohen began his career at Eli Lilly and Company in 1978, where, among many different responsibilities over ten years, he directed business planning for the Medical Instrument Systems Division (now known as Guidant Corporation) and managed the launch of Prozac. He received an A.B. in biology and chemistry from Dartmouth College and an M.B.A. from the Wharton School of The University of Pennsylvania.

David F. Hale is one of our co-founders and has been the chairman of our board of directors since August 2003. Mr. Hale has served as President and Chief Executive Officer of CancerVax Corporation, a biotechnology company, since October 2000 and as a director of CancerVax since December 2000. Prior to joining CancerVax, he was President and Chief Executive Officer of Women First HealthCare, Inc., a pharmaceutical company, from January 1998 to May 2000. Mr. Hale served as President, Chief Executive Officer and Chairman of Gensia Inc., a pharmaceutical company which became Gensia Sicor and which was sold to Teva Pharmaceutical Industries Limited in 2004, from May 1987 to November 1997. Prior to joining Gensia, Mr. Hale was President and Chief Executive Officer of Hybritech Inc. Mr. Hale serves as chairman of the board of Santarus, Inc. and as a director of Metabasis Therapeutics, Inc. He also serves on the board of directors of privately held Skin Medica, Inc. and Verus Pharmaceuticals, Inc. Mr. Hale is a co-founder and a member of the boards of directors of industry organizations including BIOCOM/San Diego, the California Healthcare Institute and CONNECT, and is a member of the board of directors of the Biotechnology Industry Organization and Children’s Hospital. Mr. Hale received a B.A. degree in Biology and Chemistry from Jacksonville State University.

Kurt C. Wheeler has served as a member of our board of directors since June 2005. Mr. Wheeler is a Managing Director of Clarus Ventures, a venture capital firm, a position he has held since February 2005, and is a General Partner of MPM Capital BioVentures II and III funds, a position he has held since March 2000. Prior to joining MPM, Mr. Wheeler was Chairman and CEO of InControl, a publicly traded medical device company that designed, developed, and marketed implantable medical devices to treat irregular heart rhythms. In September 1998, Mr. Wheeler negotiated the sale of InControl to Guidant. He serves on the boards of directors of HemoSense, Inc., CryoCor, Inc. and SenoRx Inc., as well as a number of private medical device and biopharmaceutical companies. He began his professional career at Eli Lilly & Co. He holds a B.A. from Brigham Young University and a M.B.A. from Northwestern University.

Selection Arrangements

For the term of our license agreement with ProCom One, Inc. described under “Certain Relationships and Related Transactions — Other Transactions” below, ProCom One has the right to designate one member of our board of directors. ProCom One initially selected Mr. Cobb to serve as its board designee. Our other directors were initially appointed to our board pursuant to a voting agreement originally entered into in August 2003 and most recently amended in June 2005 by and among us and certain of our stockholders. The voting agreement terminated upon the completion of our initial public offering in December 2005.

Board Meetings

Our board of directors held six regularly scheduled meetings and eight special telephonic meetings during 2005. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of committees of our board of directors on which he served.

Committees of the Board

Audit Committee.  Our audit committee currently consists of Messrs. Turner (chair), Garner and Glenn, each of whom our board of directors has determined is independent within the meaning of the independent director standards of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, Inc. Our board of directors has determined that Mr. Turner qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The audit committee held one telephonic meeting during 2005. The audit committee is governed by a written charter approved by our board of directors, a copy of which is attached as Annex A to this proxy statement. The committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The committee’s responsibilities include:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics.

Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee.

Compensation Committee.  Our compensation committee consists of Dr. Treu (chair) and Messrs. Hale, Garner and Wheeler, each of whom our board of directors has determined is independent within the meaning of the independent director standards of the Nasdaq Stock Market, Inc. The Compensation Committee held three meetings, including telephonic meetings, during 2005. The Compensation Committee is governed by a written charter approved by our board of directors. The committee’s purpose is to assist our board of directors in determining the development plans and compensation for our senior management and directors and to recommend these plans to our board. The committee’s responsibilities include:

•	reviewing and recommending compensation and benefit plans for our executive officers and compensation policies for members of our board of directors and board committees;

•	reviewing the terms of offer letters and employment agreements and arrangements with our officers;

•	setting performance goals for our officers and reviewing their performance against these goals;

•	evaluating the competitiveness of our executive compensation plans and periodically reviewing executive succession plans; and

•	preparing the report that the SEC requires in our annual proxy statement.

Nominating/Corporate Governance Committee.  Our nominating/corporate governance committee consists of Messrs. von Emster (chair) and Turner and Dr. Treu, each of whom our board of directors has determined is independent within the meaning of the independent director standards of the Nasdaq Stock Market, Inc. The nominating/corporate governance committee was established in connection with our initial public offering, which was completed in December 2005. Although the nominating/corporate governance committee did not hold any meetings during 2005, the committee met in March 2006 to review and consider the nominees for our board of directors for the 2006 annual meeting. The nominating/corporate governance committee is governed by a written charter approved by our board of directors, a copy of which is attached as Annex B to this proxy statement and also available via the “Corporate Governance” link on the “Investor Relations” page of our website at www.somaxon.com. The committee’s purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board of directors, and to develop our corporate governance principles. The committee’s responsibilities include:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	administering a policy for considering stockholder nominees for election to our board of directors;

•	evaluating and recommending candidates for election to our board of directors;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing our corporate governance principles and providing recommendations to the board of directors regarding possible changes.

Director Nomination Process

  Director Qualifications

In evaluating director nominees, the nominating/corporate governance committee considers the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in our industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and

•	practical and mature business judgment.

The nominating/corporate governance committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating/corporate governance committee may also consider such other facts as it may deem are in the best interests of our company and our stockholders. The nominating/corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards. At this time, the nominating/corporate governance committee also believes it appropriate for our chief executive officer to serve as a member of our board of directors.

  Identification and Evaluation of Nominees for Directors

The nominating/corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating/corporate governance committee’s criteria for board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating/corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating/corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating/corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating/corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating/corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating/corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating/corporate governance committee makes its recommendation to our board of directors. Historically, the nominating/corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating/corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating/corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.

Pursuant to our Amended and Restated Bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to be considered, the recommendation for a candidate must include the following written information: (1) the stockholder’s name and contact information, as they appear on our books, (2) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder, (3) a representation that the stockholder is a holder of record of our capital stock and entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of the nomination, and (5) all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A and Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In order to give the nominating/corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2007 Annual Meeting of Stockholders, the recommendation should be received by our corporate secretary at our principal executive offices pursuant to our procedures detailed in the section below entitled “Stockholder Proposals.”

Communications with our Board of Directors

Our stockholders may contact our board of directors or a specified individual director by writing to our corporate secretary at Somaxon Pharmaceuticals, Inc., 12750 High Bluff Drive, Suite 310, San Diego, California 92130. Our corporate secretary will relay all such communications to our board of directors, or individual members, as appropriate.

Code of Ethics

Our company has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. The Code of Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters for each of our audit committee, compensation committee and nominating/corporate governance committee are available, free of charge, on our website at www.somaxon.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Investor Relations, Somaxon Pharmaceuticals, Inc., 12750 High Bluff Drive, Suite 310, San Diego, California 92130.

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the audit committee has discussed with PricewaterhouseCoopers LLP their independence from management and our company, has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with PricewaterhouseCoopers LLP to discuss the overall scope of their audit. The meetings with PricewaterhouseCoopers LLP were held, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the audit committee has recommended to our board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2005. The audit committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Daniel K. Turner III, Chairman
Cam Garner
Scott L. Glenn

Compensation of Directors

We compensate non-employee directors for their service on our board of directors. Each non-employee director is eligible to receive a quarterly retainer of $5,000, or $20,000 per year, for service on our board of directors. The chairman of the board is eligible to receive an additional quarterly retainer of $15,000, or $60,000 per year. Each non-employee director is also eligible to receive an incremental stipend of $1,500 for each board meeting attended in person, or $750 for each board meeting attended by telephone, and $1,000 for each committee meeting attended in person, or $500 for each committee meeting attended by telephone. We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

Our directors may participate in our stock incentive plans and employee-directors may participate in our employee stock purchase plan. Any non-employee director who is elected to our board of directors is granted an option to purchase 35,000 shares of our common stock on the date of his or her initial election to our board of directors. In addition, on the date of each annual meeting of our stockholders, (1) each continuing non-employee director will be eligible to receive an option to purchase 15,000 shares of common stock, (2) the chairman of the board of directors will be eligible to receive an additional annual option to purchase 15,000 shares of common stock, (3) the chairman of our audit committee will be eligible to receive an additional annual option to purchase 5,000 shares of common stock and (4) the chairmen of our nominating/corporate governance committee and our compensation committee will be eligible to receive an additional annual option to purchase 2,500 shares of common stock. Such options will have an exercise price per share equal to the fair market value of our common stock on such date. The initial options granted to non-employee directors described above will vest over three years in 36 equal monthly installments on each monthly anniversary of the date of grant, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above will vest in 12 equal monthly installments on each monthly anniversary of the date of grant, subject to the director’s continuing service on our board of directors (and, with respect to grants to a chairman of the board or board committee, service as chairman of the board or a committee) on those dates. The term of each option granted to a non-employee director shall be ten years.

Director Independence

Our board of directors has determined that seven of our nine directors are independent under the Nasdaq Stock Market qualification standards, including Messrs. Garner, Glenn, Hale, Turner, von Emster and Wheeler and Dr. Treu.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting, we encourage all of our directors to attend. Our company was privately held during last year’s annual meeting which was attended by two of our directors.

Our board of directors unanimously recommends a vote “FOR” each nominee listed above. Proxies solicited by our board of directors will be so voted unless stockholders specify otherwise on the accompanying proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2006 for:

•	each of our Named Executive Officers (as defined below in “Executive Compensation and Other Information — Summary Compensation Table”);

•	each of our directors;

•	each person known by us to beneficially own more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

Information with respect to beneficial ownership has been furnished by each executive officer, director, or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options held by such persons that are exercisable as of May 31, 2006, which is 60 days after April 1, 2006.

Percentage of beneficial ownership is based on 18,045,366 shares of common stock outstanding as of April 1, 2006.

Unless otherwise indicated, the address for the following stockholders is c/o Somaxon Pharmaceuticals, Inc., 12750 High Bluff Drive, Suite 310, San Diego, CA 92130.

	Shares	Percent
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned

5% Stockholders:
Funds affiliated with MPM Capital, L.P.(1)	4,001,675	22.2%
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
Funds affiliated with Domain Associates, L.L.C.(2)	2,908,252	16.1%
One Palmer Square, Suite 515
Princeton, NJ 08542
BAVP, L.P.(3)	1,965,286	10.9%
950 Tower Lane, Suite 700
Foster City, CA 94404
Funds affiliated with Montreux Equity Partners LLC(4)	1,344,443	7.5%
3000 Sand Hill Road
Building 1, Suite 260
Menlo Park, CA 94025
Prospect Venture Partners III, LP(5)	1,167,226	6.5%
435 Tasso Street, Suite 200
Palo Alto, CA 94301
Directors and Executive Officers:
Kenneth M. Cohen(6)	146,875	*
Susan E. Dubé(7)	102,604	*
Jeffrey W. Raser(8)	110,806	*
Meg M. McGilley(9)	60,541	*
Philip Jochelson, M.D.(10)	23,093	*
David F. Hale(11)	271,476	1.5%
Terrell A. Cobb(12)	71,955	*
Cam L. Garner(13)	126,860	*
Scott L. Glenn(14)	341,665	1.9%
Jesse I. Treu, Ph.D.(15)	2,914,085	16.1%
Daniel K. Turner III(16)	1,350,276	7.5%
Kurt von Emster(17)	479,639	2.7%
Kurt C. Wheeler(18)	3,547,035	19.6%
Executive officers and directors as a group (13 persons)(19)	9,546,910	52.1%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)	Includes 2,940,711 shares of common stock owned by MPM BioVentures III-QP, L.P., 472,606 shares of common stock owned by MPM BioEquities Master Fund, L.P., 248,503 shares of common stock owned by MPM BioVentures III GmbH & Co. Beteiligungs KG, 197,736 shares of common stock owned by MPM BioVentures III, L.P., 88,831 shares of common stock owned by MPM BioVentures III Parallel Fund, L.P., 52,088 shares of common stock owned by MPM Asset Management Investors 2005 BVIII LLC, and 1,200 shares of common stock owned by MPM BioEquities Investors Fund LLC. MPM BioVentures III GP, L.P. and MPM BioVentures III LLC are the direct and indirect general partners of MPM BioVentures III-QP, L.P., MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III, L.P. and MPM BioVentures III Parallel Fund, L.P. The members of MPM BioVentures III LLC and MPM Asset Management Investors 2005 BVIII LLC are Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Dennis Henner, Nicholas Simon III, Michael Steinmetz and Mr. Wheeler, who disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. Mr. von Emster is the portfolio manager of the MPM BioEquities Master Fund LP and the MPM BioEquities Investors Fund LLC and has complete voting and dispositive authority with respect to the shares held by MPM BioEquities Master Fund LP and MPM BioEquities Investors Fund LLC. Mr. von Emster disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(2)	Includes 2,856,789 shares of common stock owned by Domain Partners VI, L.P., 32,297 shares of common stock owned by DP VI Associates, L.P. and 19,166 shares of common stock owned by Domain Associates, L.L.C. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and dispositive power with respect to the shares held by Domain Partners VI, L.P. and DP VI Associates, L.P. The managing members of Domain Associates, L.L.C. share voting and dispositive power with respect to the shares held by Domain Associates, L.L.C. The managing members of One Palmer Square Associates VI, L.L.C. and Domain Associates, L.L.C. are James C. Blair, Brian H. Dovey, Robert J. More, Kathleen K. Schoemaker, Dr. Treu and Nicole Vitullo, who disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. In addition, Brian H. Halak is a managing member of Domain Associates, L.L.C. and disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(3)	The managing members of BA Venture Partners VI, LLC, the ultimate general partner of BAVP, L.P., share voting and dispositive power with respect to the shares held by BAVP, L.P. The managing members of BA Venture Partners VI, LLC are Louis Bock, Mark Brooks, Kate Mitchell and Rory O’Driscoll, who disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(4)	Includes 711,604 shares of common stock owned by Montreux Equity Partners III SBIC, LP and 632,839 shares of common stock owned by Montreux Equity Partners II SBIC, LP. Mr. Turner and Howard D. Palefsky are the managing members of Montreux Equity Partners II SBIC, LP and Montreux Equity Partners III SBIC, LP and have shared voting and dispositive power with respect to these shares. Messrs. Turner and Palefsky disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(5)	The voting and disposition of the shares held by Prospect Venture Partners III, L.P. is determined by its general partner, Prospect Management Co. III, L.L.C. David Schnell, M.D. is a managing member of Prospect Management Co. III, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	Shares held by Kenneth M. Cohen & Elena L. Salsitz, co-trustees Cohen-Salsitz Family Trust dated 3/9/05. Includes 26,042 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(7)	Shares held by Susan E. Dubé, Trustee, U.T.D. May 6, 2002. Includes 27,604 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(8)	Includes 27,344 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(9)	Shares held by the Meg M. McGilley Trust Agreement dated October 29, 1996. Includes 34,375 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(10)	Includes 15,799 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(11)	Shares held by the Hale Family Trust UTD 2/10/86. Includes 34,166 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(12)	Includes 38,332 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(13)	Shares held by the Garner Family Trust UTD 10/21/87 as restated 8/9/01. Includes 5,833 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(14)	Includes 233,333 shares of common stock owned by Windamere III, LLC and 83,333 shares of common stock held by Glenn Holdings L.P. Mr. Glenn is the Managing Member of Windamere III, LLC. Also includes 24,999 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(15)	Includes 2,856,789 shares of common stock owned by Domain Partners VI, L.P., 32,297 shares of common stock owned by DP VI Associates, L.P. and 19,166 shares of common stock owned by Domain Associates, L.L.C. Dr. Treu is a managing member of Domain Associates, L.L.C. and a managing member of One Palmer Square Associates VI, L.L.C., which is the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P. Dr. Treu disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 5,833 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(16)	Includes 711,604 shares of common stock owned by Montreux Equity Partners III SBIC, LP and 632,839 shares of common stock owned by Montreux Equity Partners II SBIC, LP. Mr. Turner is a General Partner of Montreux Equity Partners and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 5,833 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(17)	Includes 472,606 shares of common stock owned by MPM BioEquities Master Fund, L.P., and 1,200 shares of common stock owned by MPM BioEquities Investors Fund LLC. Mr. von Emster is the portfolio manager of MPM BioEquities Master Fund L.P. and the MPM BioEquities Investors Fund LLC and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 5,833 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(18)	Includes 2,940,711 shares of common stock owned by MPM BioVentures III-QP, L.P., 248,503 shares of common stock owned by MPM BioVentures III GmbH & Co. Beteiligungs KG, 197,736 shares of common stock owned by MPM BioVentures III, L.P., 88,831 shares of common stock owned by MPM BioVentures III Parallel Fund, L.P., and 52,088 shares of common stock owned by MPM Asset Management Investors 2005 BVIII LLC. Mr. Wheeler is a General Partner of the MPM Capital BioVentures II and III funds and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 19,166 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

(19)	Includes 271,159 shares of common stock subject to outstanding options which are exercisable within 60 days of April 1, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information as to persons who serve as our executive officers as of April 1, 2006.

Name	Age	Position

Kenneth M. Cohen	50	President, Chief Executive Officer and Director
Philip Jochelson, M.D.	45	Senior Vice President and Chief Medical Officer
Susan E. Dubé	58	Senior Vice President, Corporate and Business Development
Jeffrey W. Raser	45	Senior Vice President, Sales and Marketing
Meg M. McGilley	46	Vice President, Chief Financial Officer, Treasurer and Secretary

For information on Mr. Cohen, see “Proposal 1 — Election of Directors.”

Philip Jochelson, M.D. has served as our Senior Vice President and Chief Medical Officer since April 2005. From November 1998 to March 2005, Dr. Jochelson was employed by Neurocrine Biosciences, Inc., a biopharmaceutical company, where he had responsibility for the clinical development of the company’s programs for the treatment of insomnia. During his more than six year tenure with Neurocrine, Dr. Jochelson successfully progressed the insomnia programs from Phase I through to NDA submission. Previously, Dr. Jochelson held positions of increasing responsibility in clinical development at Boehringer Ingelheim Canada, a pharmaceutical company, and Alliance Pharmaceutical Corp. Dr. Jochelson is a licensed physician in California, Canada and South Africa. He graduated from the University of Witwatersrand Medical School in South Africa and subsequently received postgraduate residency training in internal medicine and anesthesiology in Canada.

Susan E. Dubé is one of our co-founders and has served as our Senior Vice President, Corporate Development since our inception in August 2003. Throughout 2002 and 2003, she served as a consultant to a number of specialty pharmaceutical companies and venture firms, including Cypress Bioscience, Inc., Women First HealthCare, Inc. and Windamere Venture Partners. From October 2000 to February 2002, she was the Senior Vice President of Corporate Development for Women First HealthCare, a specialty pharmaceutical company. She joined Women First as the Vice President, Strategic Planning & Acquisitions in June 1998 and became the Senior Vice President, Strategic Planning & Acquisitions in December 1999. Prior to Women First, Ms. Dubé served as the Senior Vice President, Strategy and Corporate Development at Imagyn Medical Technologies, Inc., a medical device company, from October 1997 to June 1998. She joined Imagyn Medical Technologies upon its acquisition of Imagyn Medical, Inc. where she served as the Vice President of Marketing and Corporate Development from February 1996 until its acquisition. She has also served as the Chief Executive Officer of BioInterventions, Inc., Executive Vice President and Chief Operating Officer of Adeza Biomedical Corporation, Vice President, Ventures at the Brigham and Women’s Hospital, and as a consultant to a number of health care companies. Ms. Dubé holds an M.B.A. from Harvard University and a B.A. in government from Simmons College.

Jeffrey W. Raser is one of our co-founders and has served as our Senior Vice President, Sales and Marketing since our inception in August 2003. From 2000 to 2003, Mr. Raser was the Senior Vice President, Corporate Development and Marketing for CancerVax Corporation, a biopharmaceutical company focused on the development of immunotherapeutic products for the treatment of cancer. Prior to CancerVax, from 1998 to 2000 he served as Senior Vice President of Sales and Marketing for Women First HealthCare, a specialty pharmaceutical company. Mr. Raser also held a variety of positions at Roche Laboratories, a pharmaceutical company, in sales, marketing and strategic planning and at Lederle Laboratories, a pharmaceutical company, in government and corporate affairs. Mr. Raser holds a B.A. from Franklin and Marshall College.

Meg M. McGilley is one of our co-founders and has served as our Vice President and Chief Financial Officer since our inception in August 2003. Earlier in 2003 and in support of the founding of Somaxon, Ms. McGilley worked as a consultant to Windamere Venture Partners. From 2000 to 2002, Ms. McGilley was previously the Chief Financial Officer for Instromedix, Inc. and LifeWatch Holdings Inc., sister companies in the cardiac device monitoring business. She has also held positions as the Senior Director of Finance for Women First HealthCare, a specialty pharmaceutical company, from 1998 to 2000 and as Director of Finance for Gensia Automedics, a partially-owned subsidiary of Gensia Sicor, and LMA North America, a medical device company, from 1997 to

1998. Ms. McGilley also worked for twelve years beginning in 1985 in a variety of financial, business development, sales and marketing positions with Alaris Medical Systems (formerly IVAC Corporation). She is a Certified Public Accountant with over three years in the San Diego office of Ernst and Young LLP. Ms. McGilley holds a B.S. in Accounting from the University of San Diego.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2005 and 2004 and the period from August 14, 2003 (inception) through December 31, 2003 by our Chief Executive Officer and our other four most highly compensated executive officers who were serving as executive officers as of the end of the last completed fiscal year (the “Named Executive Officers”).

						Long Term
						Compensation
		Annual Compensation				Securities
					Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(1)	Options (#)	Compensation

Kenneth M. Cohen	2005	$279,167	$100,500		$—	214,167	$—
President, Chief Executive Officer	2004	$239,583	$—		$—	91,666	$—
and Director	2003	$93,750	$—		$—	—	$—
Philip Jochelson, M.D.(2)	2005	$187,500	$125,000	(3)	$—	137,500	$—
Senior Vice President and Chief Medical Officer
Susan E. Dubé	2005	$230,833	$64,056		$—	91,666	$—
Senior Vice President,	2004	$214,583	$—		$—	50,000	$—
Corporate and Business Development	2003	$83,333	$—		$—	—	$—
Jeffrey W. Raser	2005	$230,833	$64,056		$—	90,833	$—
Senior Vice President,	2004	$214,583	$—		$—	50,000	$—
Sales and Marketing	2003	$83,333	$—		$—	—	$—
Meg M. McGilley	2005	$196,667	$54,575		$—	113,333	$—
Vice President, Chief Financial Officer,	2004	$175,000	$—		$—	50,000	$—
Treasurer and Secretary	2003	$68,750	$—		$—	—	$—

(1)	In accordance with the rules of the SEC, the other annual compensation described in this table does not include various perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	Dr. Jochelson began his employment with us in April 2005.

(3)	Includes a hiring bonus in the amount of $50,000 earned and paid during the year ended December 31, 2005.

Option Grants in Year Ended December 31, 2005

The following table sets forth certain information with respect to stock options granted to the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2005, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually, minus the applicable per share exercise price.

These assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of our future common stock price. We cannot assure you that any of the values in the table will be achieved. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock and overall stock market conditions. The assumed 5% and 10% rates of stock appreciation are based on the closing price of $9.95 per share on December 30, 2005, the last trading day of the year. The percentage of total options granted is based upon our granting of options to employees, directors and consultants in 2005 to purchase an aggregate of 1,236,329 shares of our common stock.

		% of Total
	Number of	Options			Potential Realizable Value
	Shares	Granted to			at Assumed Annual Rates
	Underlying	Employees	Exercise		of Stock Price Appreciation
	Options	in Fiscal	Price per	Expiration	for Option Term
Name	Granted	Year	Share(1)	Date(2)	5%	10%

Kenneth M. Cohen	10,000		$2.40	March 2, 2015	$138,075	$234,077
	204,167		3.00	July 19, 2015	2,696,536	4,656,587

	214,167	17.3%	$2.97		$2,834,611	$4,890,664
Philip Jochelson, M.D.	54,167		$2.40	April 3, 2015	$747,911	$1,267,927
	83,333		3.00	July 19, 2015	1,100,621	1,900,637

	137,500	11.1%	$2.76		$1,848,532	$3,168,564
Susan E. Dubé	8,333		$2.40	March 2, 2015	$115,058	$195,057
	83,333		3.00	July 19, 2015	1,100,621	1,900,637

	91,666	7.4%	$2.95		$1,215,679	$2,095,694
Jeffrey W. Raser	7,500		$2.40	March 2, 2015	$103,556	$175,558
	83,333		3.00	July 19, 2015	1,100,621	1,900,637

	90,833	7.3%	$2.95		$1,204,177	$2,076,195
Meg M. McGilley	30,000		$2.40	March 2, 2015	$414,225	$702,232
	83,333		3.00	July 19, 2015	1,100,621	1,900,637

	113,333	9.2%	$2.84		$1,514,846	$2,602,869

(1)	The exercise price per share provided for each named executive officer’s total grants during 2005 is the weighted average price for those grants.

(2)	Stock options have ten-year terms. The options vest with respect to 25% of the shares subject to the option one year after the option grant and monthly thereafter over the following three years.

Aggregated Option Exercises in the Year Ended December 31, 2005 and Year-End Option Values

The following table provides information regarding option exercises in 2005 and unexercised stock options held as of December 31, 2005 by each of our Named Executive Officers. Value realized is an estimated value based on the excess of the closing prices as reported on the Nasdaq National Market on the day prior to the date of exercise or if there was no public trading market for our common stock on the date of exercise, our public offering price of our common stock of $11.00 per share, less the exercise price of the option, multiplied by the number of shares as to which the option is exercised. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold. Value of unexercised in-the-money options is based on the closing price of $9.95 per share on December 31, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options at		In-The-Money Options at
	Upon	Value	December 31, 2005		December 31, 2005
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth M. Cohen	—	$—	18,142	241,858	$158,743	$1,736,757
Philip Jochelson, M.D.	—	$—	—	137,500	$—	$988,125
Susan E. Dubé	—	$—	19,792	121,874	$173,180	$906,399
Jeffrey W. Raser	—	$—	19,792	121,041	$173,180	$900,109
Meg M. McGilley	—	$—	19,792	143,541	$173,180	$1,069,984

Equity Compensation Plan Information

The following table sets forth information regarding all of our equity compensation plans as of December 31, 2005.

	Shares Issuable		Number of
	Upon Exercise of	Weighted-Average	Securities Available
Plan Category	Outstanding Awards	Exercise Price	for Future Issuance

Equity compensation plans approved by security holders:
2004 Equity Incentive Award Plan	1,088,332	$2.89	—
2005 Equity Incentive Award Plan	315,000	$11.00	1,710,074
2005 Employee Stock Purchase Plan	—	$—	300,000
Equity compensation plans not approved by security holders:
None	—	$—	—

The 2005 equity incentive award plan and 2005 employee stock purchase plan were adopted at the time of the initial public offering which coincided with the discontinuance of the 2004 equity incentive award plan. Stock options under the 2005 equity incentive award plan have an exercise price equal to the fair market value of the underlying common stock at the date of grant, generally vest over a period of between two and four years, and have a ten-year term. Certain of the stock options are exercisable in advance of becoming vested. Any unvested shares obtained from the early exercise of stock options are subject to repurchase by Somaxon in the event of termination or separation at the original exercise price. The 2005 equity incentive award plan and 2005 employee stock purchase plan contain “evergreen” provisions which allow for annual increases in the number of shares available for future issuance. The 2005 equity incentive award plan’s evergreen provision provides for annual increases in the number of shares available for grant equal to the lesser of: (1) 2,000,000 shares, (2) 5% of outstanding capital stock (18,045,366 as of December 31, 2005), or (3) such lesser amount as determined by the board of directors. The 2005 employee stock purchase plan’s evergreen provision provides for annual increases in the number of shares available for grant equal to the lesser of: (1) 300,000 shares, (2) 1% of the outstanding capital stock (18,045,366 as of December 31, 2005), or (3) such lesser amount as determined by the board of directors.

Employment Arrangements and Change in Control Arrangements

Employment Agreements

We have entered into employment agreements with Kenneth M. Cohen, our President and Chief Executive Officer, Dr. Philip Jochelson, our Senior Vice President and Chief Medical Officer, Susan E. Dubé, our Senior Vice President, Corporate and Business Development, Jeffrey W. Raser, our Senior Vice President, Sales and Marketing, and Meg M. McGilley, our Vice President, Chief Financial Officer, Treasurer and Secretary.

Pursuant to the employment agreements, each executive is required to devote his or her full business time, attention, energy, skill and best efforts to our business. The base salaries of the executives set forth in the employment agreements are subject to increase from time to time as determined by our board of directors. The current annual base salaries of Mr. Cohen, Dr. Jochelson, Ms. Dubé, Mr. Raser and Ms. McGilley are $325,000, $265,000, $245,000, $245,000 and $225,000, respectively. The employment agreements do not provide for automatic annual increases in salary, but each employment agreement provides for annual salary reviews. The award of any bonus compensation is dependent upon, among other things, company performance levels, the nature, magnitude and quality of the services performed by the executive and compensation paid by positions of comparable responsibility in our industry, and bonuses will be paid pursuant to one or more bonus plans adopted by our board of directors from time to time (see “Employee Benefit and Stock Plans” below). Dr. Jochelson received a $50,000 signing bonus and a one-time cash bonus payment in the amount of $75,000 on March 15, 2006, which was in lieu of participation in the 2005 equity incentive award plan. Each executive’s employment is at-will and may be terminated by us at any time. In general, the executives and the company must give 60 days’ written notice in order to terminate the employment agreement. We may, however, terminate an executive’s employment for “cause” (as defined in the employment agreements) without notice and an executive may resign for “good reason” (as defined in the employment agreements) upon 30 days’ notice.

The employment agreements provide each executive with certain severance benefits in the event his or her employment is terminated as a result of his or her disability. Specifically, in the event of such a termination, each executive will receive any accrued but unpaid base salary or unused paid time-off as of the date of termination, 12 months of salary continuation payments (six months in the case of Dr. Jochelson), and, in the discretion of our board of directors, a pro-rated bonus for the year in which the termination occurs. In addition, that portion of the executive’s stock awards, and any unvested shares issued upon the exercise of such stock awards, which would have vested if the executive had remained employed for an additional 12 months, will immediately vest on the date of termination.

The employment agreements also provide each executive with certain severance benefits in the event his or her employment is terminated by us other than for cause or if the executive resigns with good reason. Specifically, in the event of such a termination or resignation, each executive will receive any accrued but unpaid base salary or unused paid time-off as of the date of termination, 12 months of salary continuation payments (six months in the case of Dr. Jochelson), 12 months of health care benefits continuation at our expense (six months in the case of Dr. Jochelson), and, in the discretion of our board of directors, a pro-rated bonus for the year in which the termination or resignation occurs. In addition, that portion of the executive’s stock awards, and any unvested shares issued upon the exercise of such stock awards, which would have vested if the executive had remained employed for an additional 12 months, will immediately vest on the date of termination or resignation.

In the event of a change of control of the company, 50% of each executive’s unvested stock awards will immediately become vested and exercisable on the date of the change of control and any remaining unvested stock awards will become vested and exercisable on the one year anniversary of the date of the change of control. In addition, in the event an executive’s employment is terminated by us other than for cause or if the executive resigns with good reason, in each case within 12 months of a change of control, all of such executive’s unvested stock awards will immediately become vested and exercisable on the date of termination and the executive will be entitled to exercise such stock awards for 180 days following the date of termination.

The employment agreements also include standard nondisparagement, nonsolicitation and nondisclosure covenants on the part of the executives. During the term of each executive’s employment with us and for a period of one year after termination of employment, the employment agreements provide that he or she may not solicit our employees or consultants. The employment agreements also reaffirm the executives’ obligations under our standard employee proprietary information and inventions agreement to which each executive is a party. In addition, the employment agreements provide for indemnification of each executive to the maximum extent permitted by law, and for the maintenance of directors’ and officers’ insurance for the benefit of the executives.

For purposes of the employment agreements, “cause” means, generally, the executive’s breach of the non-solicitation, nondisparagement or confidentiality provisions of the employment agreement, the executive’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved, the executive’s commission of an act of fraud, whether prior to or subsequent to the date hereof upon us, the executive’s continuing repeated willful failure or refusal to perform his or her duties as required by the employment agreement, the executive’s gross negligence, insubordination or material violation of any duty of loyalty to us or any other material misconduct on the part of the executive, the executive’s commission of any act which is detrimental to our business or goodwill, or the executive’s breach of any other provision of the employment agreement after he or she has been afforded at least 15 days to correct the alleged breach.

For purposes of the employment agreements, “good reason” means, generally, a change by us in the executive’s position or responsibilities (including reporting responsibilities) that represents a substantial reduction in the position or responsibilities as in effect immediately prior thereto, our assignment to the executive of any duties or responsibilities that are materially inconsistent with such position or responsibilities, any removal of the executive from or failure to reappoint or reelect the executive to any of such positions, except in connection with the termination of the executive’s employment for cause, as a result of his or her disability or death, or by the executive other than for good reason, a reduction in the executive’s base salary (other than in connection with a general reduction in wages for all employees of the company and its parent and subsidiaries), our requiring the executive (without the executive’s consent) to be based at any place outside a 50-mile radius of his or her initial place of employment with us, except for reasonably required travel on our business, our failure to provide the executive with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each of our material employee benefit plans, programs and practices as in effect from time to time, or any material breach by us of our obligations to the executive under the employment agreement.

Stock Options

We routinely grant our executive officers stock options under our stock incentive plans. For a description of the change of control provisions applicable to these stock options, see “Employee Benefit and Stock Plans” below.

Employee Benefit and Stock Plans

2006 Incentive Plan

In March 2006, our compensation committee approved our 2006 incentive plan. Pursuant to the 2006 incentive plan, our board of directors designated for each executive officer a target cash bonus amount, expressed as a percentage of his or her base salary (40% for our president and chief executive officer and 30% for our other executive officers). Our executive officers are eligible to receive bonuses, which in the case of our chief executive officer is based on certain corporate performance criteria, and in the case of our other executive officers is based on corporate and individual performance criteria achieved during fiscal 2006. Bonus payments will be based on the compensation committee’s evaluation of our achievement of corporate performance goals for 2006 approved by the compensation committee, which include the achievement of performance targets with respect to business development activities, product and clinical development activities, financing activities and financial results.

The use of corporate goals is intended to establish a link between the executive’s pay and our business performance. The individual performance of each of the executive officers during 2006 will also be evaluated by the compensation committee based on the achievement of individual performance goals reviewed by the president and chief executive officer, other than individual performance goals for our president and chief executive officer, whose bonus will be determined solely by reference to the achievement of corporate goals.

2005 Equity Incentive Award Plan

In November 2005, we adopted our 2005 equity incentive award plan, or the 2005 plan, which was approved by our stockholders in November 2005.

As of April 1, 2006, a total of 945,484 shares of our common stock were reserved for issuance pursuant to the 2005 plan. The number of shares initially reserved for issuance under the plan will be increased by the number of shares of common stock related to options granted under our 2004 equity incentive award plan that are repurchased, forfeited, expire or are cancelled. In addition, the 2005 plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2005 plan on January 1 of each year during the ten-year term of the 2005 plan, beginning on January 1, 2007, by a number of shares equal to the least of (1) 5% of our outstanding capital stock on the applicable January 1, (2) 2,000,000 shares, or (3) an amount determined by our board of directors. As of April 1, 2006, under the 2005 plan, no options to purchase shares of common stock had been exercised and options to purchase 1,079,590 shares of common stock were outstanding. As of April 1, 2006, the outstanding options under the 2005 plan were exercisable at a weighted average exercise price of approximately $11.09 per share.

The 2005 plan provides for the grant or issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

In the event of a change of control where the acquirer does not assume awards granted under the plan, awards issued under the 2005 plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. In the event of a change of control where the acquirer assumes awards granted under the 2005 plan, 50% of the awards will become vested and exercisable or payable, as applicable, and the remaining outstanding awards will become fully vested and exercisable or payable, as applicable, if the holder of any such award is terminated by the acquirer without cause or terminates employment for good reason within 12 months after a change of control.

Our board of directors may terminate, amend or modify the 2005 plan. However, stockholder approval of any amendment to the 2005 plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the 2005 plan that increases the number of shares available under the 2005 plan. If not terminated earlier by the compensation committee or the board of directors, the 2005 plan will terminate on the tenth anniversary of the date of its initial adoption by our board of directors.

2004 Equity Incentive Award Plan

Our 2004 equity incentive award plan, or 2004 plan, was initially adopted by our board of directors and approved by our stockholders in April 2004. As of April 1, 2006, options to purchase 136,594 shares of common stock had been exercised, options to purchase 1,088,332 shares of common stock were outstanding and no shares of common stock remained available for grant. As of April 1, 2006, the outstanding options were exercisable at a weighted average exercise price of approximately $2.89 per share.

No additional awards will be granted under the 2004 plan, and all awards granted under the 2004 plan that are repurchased, forfeited, expire or are cancelled will become available for grant under the 2005 plan.

In the event of a change of control where the acquirer does not assume awards granted under the plan, awards issued under the plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. In the event of a change of control where the acquirer assumes awards granted under the plan, 50% of the awards will become vested and exercisable or payable, as applicable, and the remaining outstanding awards will become fully vested and exercisable or payable, as applicable, if the holder of any such award is terminated by the acquirer without cause or terminates employment for good reason within 12 months after a change of control.

Our board of directors may terminate, amend or modify the 2004 plan. However, stockholder approval of any amendment to the 2004 plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule. If not terminated earlier by the board of directors, the 2004 plan will terminate on the tenth anniversary of the date of its initial adoption by our board of directors.

2005 Employee Stock Purchase Plan

In November 2005, we adopted our 2005 employee stock purchase plan, or purchase plan, which was approved by our stockholders in November 2005. The purchase plan is designed to allow our eligible employees to purchase shares of common stock with their accumulated payroll deductions.

As of April 1, 2006, a total of 300,000 shares of our common stock were reserved for issuance under the purchase plan. The purchase plan provides for an annual increase to the shares of common stock reserved under the purchase plan on each January 1 during the ten-year term of the purchase plan, beginning on January 1, 2007, equal to the least of (1) 1% of our outstanding shares on the applicable January 1, (2) 300,000 shares, or (3) an amount determined by our board of directors. As of April 1, 2006, no shares have been issued under the purchase plan.

Individuals scheduled to work more than 20 hours per week for more than five calendar months per year may join an offering period on the first day of the offering period. Participants may contribute up to 20% of their cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each purchase date. The purchase price per share will be determined by the administrator of the purchase plan and will not be less than 85% of the market value per share on the first day of the offering period or the purchase date, whichever is lower. The purchase price for our current offering period is equal to 95% of the market value per share on the purchase date.

The purchase plan will terminate no later than the tenth anniversary of the purchase plan’s initial adoption by our board of directors.

401(k) Plan

We provide a basic savings plan, or 401(k) plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code so that contributions to our 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to employees until withdrawn from our 401(k) plan. If our 401(k) plan qualifies under Section 401(k) of the Internal Revenue Code, contributions by us, if any, will be deductible by us when made.

All of our full-time employees in the United States are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit of $15,000 in 2006 ($20,000 for those over the age of 50) and to have the amount of this reduction contributed to our 401(k) plan. Our 401(k) plan permits, but does not require, additional matching contributions to our 401(k) plan by us on behalf of all participants in our 401(k) plan. To date, we have not made any matching contributions to our 401(k) plan.

Compensation Committee Interlocks and Insider Participation

Dr. Treu (chair) and Messrs. Hale, Garner and Wheeler served on our compensation committee during the 2005 fiscal year. No member of the compensation committee was at any time during the 2005 fiscal year or at any other time an officer or employee of the company. None of our executive officers serve, or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our compensation committee. None of our executive officers serve, or in the past year has served, as a member of the compensation committee of any entity that has one or more executives serving on our board of directors.

PERFORMANCE GRAPH

The following graph illustrates a comparison of the total cumulative stockholder return on our common stock since December 15, 2005, which is the date our common stock first began trading on the Nasdaq National Market, to two indices: the Nasdaq Composite Index and the Nasdaq Biotechnology Index. The graph assumes an initial investment of $100 on December 15, 2005. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of our common stock.

Comparison of Cumulative Total Return on Investment

Since December 15, 2005

	12/15/05	12/31/05

Somaxon Pharmaceuticals, Inc.	$100.00	$92.90
Nasdaq Composite Index	$100.00	$97.55
Nasdaq Biotechnology Index	$100.00	$100.07

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee is composed of four members of our board of directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The compensation committee reviews and approves each of the elements of our executive compensation program and assesses the effectiveness and competitiveness of the program. In addition, the compensation committee reviews our executive compensation program with our board of directors, administers our equity incentive plans and consults with management concerning other aspects of our employee compensation programs. Set forth below in full is the report of the compensation committee regarding compensation paid by us to our executive officers for performance during 2005.

Compensation Philosophy

Our philosophy in establishing our compensation policy for our executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other companies with whom we compete for employees. Compensation for our executive officers consists of a base salary and potential incentive cash bonuses, as well as potential incentive compensation through stock options and stock ownership. The committee also compares, or benchmarks, the company’s programs with the programs of other pharmaceutical companies of similar size and stage as the company. We compare the executive compensation programs as a whole, and we also compare the pay of individual executives if we believe the jobs are sufficiently similar to make the comparisons meaningful. When making compensation decisions for executive officers, the compensation committee evaluates each compensation element in the context of the executive’s overall total compensation.

Elements of the Executive Compensation Program

Base Salary.  As a general matter, the base salary for each executive is initially established through negotiation at the time the officer is hired, taking into account the officer’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of her or his individual performance against job responsibilities, overall company performance, the company’s budget for merit increases and competitive salary information. In assessing competitive salary information, the committee collects and considers independent third party data related to salary levels for similar executive positions in similar companies.

Annual Bonuses.  Payments under our annual incentive plans are based on achieving established corporate and, in certain circumstances, individual performance goals. Bonus payments for the 2005 fiscal year paid to our executive officers pursuant to our 2005 incentive plan were based on an evaluation by the committee of the achievement of the corporate and individual performance goals for 2005, which goals were previously established by our board of directors in July 2005. The corporate performance goals included the achievement of performance targets with respect to the company’s financing matters, strategic transactions, product development activities and administrative matters. The use of corporate goals is intended to establish a link between the executive’s pay and our business performance.

Long-Term Incentives.  Our long-term incentives are primarily in the form of stock option awards. The objective of these awards is to advance our longer-term interests and those of our stockholders and to complement incentives tied to annual performance. Stock options will only produce value to executives if the price of our stock appreciates, thereby directly linking the interests of executives with those of stockholders.

The timing of stock option grants and the number of stock options granted are based on a variety of factors, including the company’s achievement of milestones and overall business results and the executive’s performance. The executive’s right to the stock options generally vests over a four-year period and each option is exercisable over a ten-year period following its grant unless the executive’s employment terminates prior to such date.

CEO Compensation

Each year the compensation committee reviews the President and Chief Executive Officer’s compensation, his individual performance for the calendar year under review, as well as our company’s performance. With respect to performance during 2005, Kenneth M. Cohen’s compensation, including base salary, bonus and long-term equity incentives, was established by the compensation committee and then reviewed with the remaining independent members of our board of directors. The compensation committee believes that the total compensation for Mr. Cohen is largely based upon the same policies and criteria used for executive officers at other pharmaceutical companies of similar size and stage as the company.

In July 2005, Mr. Cohen’s base salary was increased from $250,000 to $300,000. In determining this adjustment, the committee considered Mr. Cohen’s individual performance and strong leadership, as well as the company’s overall performance, including the company’s progress toward its initial public offering and product development activities. The committee also reviewed competitive salary information and determined that Mr. Cohen’s then current salary was below the median salary range for other chief executive officers at comparable companies.

Under the terms of our 2005 incentive plan, Mr. Cohen was entitled to receive a bonus ranging from zero to 150% of his target bonus based on the company’s achievement of its corporate performance goals for 2005, which goals were previously established by our board of directors in July 2005. Mr. Cohen’s target bonus was equal to 40% of his base salary. In determining Mr. Cohen’s bonus for 2005, the compensation committee considered the company’s overall achievement of the corporate performance goals for 2005, including achievement of performance targets with respect to financing matters, strategic transactions, product development activities and administrative matters. For the fiscal year ended December 31, 2005, Mr. Cohen received a bonus of $100,500, which represented 90% of his target bonus.

In connection with a review of the company’s performance and Mr. Cohen’s individual performance during 2005, and considering the level of his current ownership of shares of our common stock, Mr. Cohen was granted an option to purchase 10,000 shares of our common stock at an exercise price of $2.40 per share in March 2005, and an option to purchase 204,167 shares of our common stock at an exercise price of $3.00 per share in July 2005.

The compensation committee believes Mr. Cohen’s compensation, including salary, bonus and options, is at a level competitive with president and chief executive officer salaries within other pharmaceutical companies of similar size and stage as Somaxon.

Section 162(m) Compliance

Section 162(m) of the Code generally limits the tax deductions a public corporation may take for compensation paid to its Named Executive Officers to $1.0 million per executive per year. Performance-based compensation tied to the attainment of specific goals is excluded from the limitation. Our stockholders have previously approved the 2004 equity incentive award plan and the 2005 equity incentive award plan, qualifying options and stock appreciation rights under these plans as performance-based compensation exempt from the Section 162(m) limits. Other awards under these plans also may qualify as performance-based compensation in the discretion of the compensation committee. In addition, the compensation committee intends to evaluate our executive compensation policies and benefit plans during the coming year to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of our stockholders.

Conclusion

Through the programs described above, a significant portion of our compensation program and realization of its benefits is contingent on both our company and individual performance.

This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Jesse I. Treu, Ph.D., Chairman
David F. Hale
Cam L. Garner
Kurt C. Wheeler

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2005, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $60,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Series C Preferred Stock Financing

In June and September 2005, we issued in a private placement an aggregate of 48,148,455 shares of Series C preferred stock at a per share price of $1.35, for an aggregate consideration of $65,000,415 and net proceeds of $64,847,703 after deducting offering costs of $152,712. In December 2005, upon completion of our initial public offering, these Series C preferred shares converted into 8,024,721 shares of common stock. The price for the preferred stock in the financing was determined through negotiations between our board of directors and the investors in the financing based on a variety of factors such as the stage of our development, comparable valuations for similar companies and general market conditions.

The following table sets forth the aggregate number of these securities acquired by the listed directors, executive officers or holders of more than 5% of our common stock, or their affiliates:

Investor	Number of Shares(1)

Funds affiliated with MPM Capital, L.P.(2)	21,010,077
Funds affiliated with Domain Associates, L.L.C.(3)	8,534,525
BAVP, L.P.	5,791,720
Funds affiliated with Montreux Equity Partners LLC(4)	3,501,679
Prospect Venture Partners III, LP	7,003,359
David F. Hale(5)	218,855
Cam L. Garner(6)	111,178
Jeffrey W. Raser	50,775
Philip Jochelson, M.D.	43,771
Meg M. McGilley(7)	7,003

(1)	Series C preferred stock converted into common stock upon completion of our initial public offering at a rate of six shares of Series C preferred stock into one share of common stock.

(2)	Includes 16,053,826 shares owned by MPM BioVentures III-QP, L.P., 1,750,839 shares owned by MPM BioEquities Master Fund, L.P., 1,356,621 shares owned by MPM BioVentures III GmbH & Co. Beteiligungs KG, 1,079,480 shares owned by MPM BioVentures III, L.P., 484,948 shares owned by MPM BioVentures III Parallel Fund, L.P. and 284,363 shares owned by MPM Asset Management Investors 2005 BVIII LLC. Mr. von Emster is a portfolio manager of MPM Bioequities Funds and Mr. Wheeler is a general partner of the MPM Capital BioVentures II and III funds.

(3)	Includes 8,444,029 shares owned by Domain Partners VI, L.P., and 90,496 shares owned by DP VI Associates, L.P. Dr. Treu is a managing member of Domain Associates, L.L.C. and a managing member of One Palmer Square Associates VI, L.L.C., which is the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P.

(4)	Includes 1,750,840 shares owned by Montreux Equity Partners III SBIC, LP, and 1,750,839 shares owned by Montreux Equity Partners II SBIC, LP. Mr. Turner is a general partner of Montreux Equity Partners.

(5)	Shares held by the Hale Family Trust UTD 2/10/86.

(6)	Shares held by the Garner Family Trust UTD 10/21/87 as restated 8/9/01.

(7)	Shares held by the Meg M. McGilley Trust Agreement dated October 29, 1996.

In connection with our Series C preferred stock financing, we entered into an agreement with purchasers of our preferred stock that provides for certain rights relating to the registration of their shares of common stock which were issued upon conversion of their preferred stock upon completion of our initial public offering. These rights terminate December 20, 2012, or for any particular holder with registration rights, at such time when all securities held by that stockholder subject to registration rights may be sold pursuant to Rule 144 under the Securities Act. All holders of our preferred stock, including the directors, executive officers or holders of 5% of our capital stock listed in the above table, are parties to this agreement.

Initial Public Offering

In December 2005, we completed our initial public offering of 5,000,000 shares of common stock at $11.00 per share for aggregate consideration of $55.0 million and net proceeds of approximately $49.8 million after deducting issuance costs. The price for the common stock in the initial public offering was determined through negotiations between us and the representatives of the underwriters for the offering. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general; sales, earnings and other financial and operating information in recent periods; and the price-earnings ratios, price-sales ratios and market prices of securities and certain financial and operating information of companies engaged in activities similar to ours.

A portion of the shares offered in our initial public offering were purchased by holders of more than 5% of our common stock, or their affiliates, as summarized in the following table:

Investor	Number of Shares

Funds affiliated with MPM Capital, L.P.(1)	500,000
Funds affiliated with Montreux Equity Partners LLC(2)	75,000

(1)	Includes 265,074 shares owned by MPM BioVentures III-QP, LP, 180,800 shares owned by MPM BioEquities Master Fund, LP, 22,400 shares owned by MPM BioVentures III GMBH & Co. Beteiligungs KG, 17,824 shares owned by MPM BioVentures III, LP, 8,007 shares owned by MPM BioVentures III Parallel Fund, LP, 4,695 shares owned by MPM Asset Management Investors 2005 BVIII LLC, and 1,200 shares owned by MPM BioEquities Investors Fund LLC. Mr. von Emster is a portfolio manager of MPM BioEquities Funds and Mr. Wheeler is a general partner of the MPM Capital BioVentures II and III funds.

(2)	Includes 39,750 shares owned by Montreux Equity Partners III SBIC, L.P., and 35,250 shares owned by Montreux Equity Partners II SBIC, L.P. Mr. Turner is a general partner of Montreux Equity Partners.

Employment Agreements and Change of Control Arrangements

We have entered into employment agreements with Kenneth M. Cohen, our President and Chief Executive Officer, Susan E. Dubé, our Senior Vice President, Corporate and Business Development, Dr. Philip Jochelson, our Senior Vice President and Chief Medical Officer, Jeffrey W. Raser, our Senior Vice President, Sales and Marketing, and Meg M. McGilley, our Vice President, Chief Financial Officer, Treasurer and Secretary. For further information, see “Executive Compensation and Other Information — Employment Arrangements and Change of Control Arrangements” above.

Indemnification of Officers and Directors

Our restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Other Transactions

In January 2005, we paid $500,000 to ProCom One, which was accrued in December 2004 upon the completion of a Phase II clinical trial for SILENORtm pursuant to the terms of our August 2003 license agreement with ProCom One relating to the development and commercialization of low-dose doxepin for the treatment of insomnia. Mr. Cobb, co-founder and President of ProCom One, is a member of our board of directors.

During 2005, we paid an aggregate of $105,445 to Mr. Cobb pursuant to our August 2003 consulting agreement with him. The consulting agreement, as amended, currently provides for monthly payments to Mr. Cobb of $10,000 as compensation for consulting services. In addition, in November 2005, our board of directors approved the grant to Mr. Cobb of options to purchase an aggregate of 13,333 shares of our common stock, which have an exercise price of $13.62 per share and vest monthly over a period of two years from September 2005.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006 and has directed that management submit such appointment to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2003 and through the year ended December 31, 2005. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholders are not required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the appointment, our board of directors and the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, our board of directors and the audit committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

Audit and All Other Fees

The following table presents fees for services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for 2005 and 2004 in the following categories:

	2005	2004

Audit Fees(1)	$616,715	$27,119
Audit Related Fees(2)	—	—
Tax Fees(3)	11,000	5,850
All Other Fees(4)	—	—

Total	$627,715	$32,969

(1)	Audit Fees consist of fees for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements and review of our registration statements on Forms S-1 and S-8 and preparation of comfort letters associated with our initial public offering, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist of fees billed for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred during 2005 or 2004.

(3)	Tax Fees consist of fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees for other permissible work performed by PricewaterhouseCoopers LLP that is not included within the above category descriptions. There were no such fees incurred during 2005 or 2004.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of our common stock are required to file with the SEC on a timely basis initial reports of beneficial ownership and reports of changes regarding their beneficial ownership of our common stock. Officers, directors and 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received and the written representations from certain reporting persons, we have determined that no officer, director or 10% beneficial owner known to us was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2005 except that, pursuant to our director compensation policy, automatic option grants to purchase shares of common stock in connection with our initial public offering to each of our then-serving outside directors, Messrs. Bock, Cobb, Garner, Glenn, Hale, Turner, von Emster and Wheeler and Dr. Treu, were reported on Form 5 within 45 days after the end of the fiscal year.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2007 must be received by us no later than December 29, 2006, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under our Amended and Restated Bylaws, a stockholder who wishes to make a proposal at the 2007 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than January 31, 2007 and no later than March 2, 2007 unless the date of the 2007 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2006 Annual Meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the board of directors for the 2007 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2005 will be mailed to stockholders of record on or about April 28, 2006. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Somaxon Pharmaceuticals, Inc., 12750 High Bluff Drive, Suite 310, San Diego, California 92130, Attention: Investor Relations.

OTHER BUSINESS

Our board of directors does not know of any matter to be presented at our Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying proxy in the enclosed envelope.

By Order of the Board of Directors,

Kenneth M. Cohen
President, Chief Executive Officer and Director

Dated: April 28, 2006

ANNEX A

AUDIT COMMITTEE CHARTER
of the Audit Committee
of Somaxon Pharmaceuticals, Inc.

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Somaxon Pharmaceuticals, Inc. (the “Company”) on November 29, 2005.

I.  Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board and report the results of its activities to the Board.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law and consistent with this Charter, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function (if any), internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”), if any, and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, discusses the objectives of a “review,” including a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor, if any, and with the independent auditor.

The Committee may, in its discretion, invite other directors of the Company, members of the Company’s management, representatives of the independent auditor, the internal auditor, if any, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be desirable and appropriate to attend and observe meetings of the Committee. Such persons shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may exclude from its meetings any person it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight.  The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services.  Before the independent auditor renders audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor.  The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(ii) The Committee shall review and discuss any report that may be prepared by the independent auditor describing the auditing firm’s internal quality-control procedures or any material issues raised by the most recent internal quality-control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, or similar matters.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management and the Independent Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor, if any, in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report.  The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(i) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management and the Independent Auditor.  The Committee shall review and discuss the quarterly financial statements with management, the independent auditor and the internal auditor, if any, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8. Appointment.  The Committee shall appoint an internal auditor if and when it deems it appropriate to do so and shall thereafter review the appointment and replacement of the internal auditor.

9. Separate Meetings with the Internal Auditor.  The Committee shall meet periodically with the Company’s internal auditor, if any, to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor, if any, any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13. The Committee shall discuss with the Company’s internal counsel, if any, or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditor, if any, that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters. Among other things, the Committee will cause the Company to implement, maintain and monitor an ethics helpline that is designed to receive anonymous reports of any known or suspected violations of the Company’s Code of Business Conduct and Ethics or any applicable laws and regulations. The Committee will investigate any reports received through the ethics helpline and report to the Board periodically with respect to the information received through the ethics helpline and any related investigations.

18. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

19. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20. The Committee shall, at least annually, consider and discuss with management and the independent auditor the Company’s Code of Ethics and the procedures in place to enforce the Code of Ethics. The Committee shall also consider and discuss and, as appropriate, grant requested waivers from the Code of Ethics brought to the attention of the Committee, though the Committee may defer any decision with respect to any waiver to the Board.

21. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

22. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

ANNEX B

NOMINATING/CORPORATE GOVERNANCE
COMMITTEE CHARTER
of the Nominating/Corporate Governance Committee
of Somaxon Pharmaceuticals, Inc.

This Nominating/Corporate Governance Committee Charter was adopted by the Board of Directors (the “Board”) of Somaxon Pharmaceuticals, Inc. (the “Company”) on November 29, 2005.

I.	Purpose

The purpose of the Nominating/Corporate Governance Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a) the identification of qualified candidates to become Board members;

(b) the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

(c) the selection of candidates to fill any vacancies on the Board;

(d) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”); and

(e) oversight of the evaluation of the board.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law and consistent with this Charter, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.	Membership

The Committee shall be composed of three or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the Nasdaq Stock Market, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Committee deems necessary or desirable.

The Committee may, in its discretion, invite other directors of the Company, members of the Company’s management or any other person whose presence the Committee believes to be desirable and appropriate to attend and observe meetings of the Committee. Such persons shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may exclude from its meetings any person it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors that the Committee believes to be desirable and appropriate. The Committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV.	Duties and Responsibilities

1. (a) At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(b) At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(c) For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(i) personal and professional integrity, ethics and values;

(ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company;

(iii) experience in the Company’s industry;

(iv) experience as a board member of another publicly held company;

(v) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; and

(vi) practical and mature business judgment.

(d) Until such time as the Company’s capital stock is listed on the Nasdaq Stock Market, the foregoing notwithstanding, if the Company is subject to a binding obligation that requires a director nomination structure inconsistent with the foregoing, and such obligation pre-dates November 4, 2003, then the nomination or appointment of such directors shall be governed by such requirements.

2. The Committee shall, at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

3. In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company’s certificate of incorporation, bylaws and Corporate Governance Guidelines.

4. The Committee shall oversee the Board in the Board’s annual review of its performance (including its composition and organization), and will make appropriate recommendations to improve performance.

5. The Committee shall develop and recommend to the Board the Corporate Governance Guidelines.

6. The Committee shall develop and recommend to the Board a policy regarding the consideration of director candidates recommended by the Company’s security holders and procedures for submission by security holders of director nominee recommendations

7. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

8. The Committee shall periodically report to the Board on its findings and actions.

9. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

V.	Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable law and rules of markets in which the Company’s securities then trade.

ANNUAL MEETING OF STOCKHOLDERS OF
SOMAXON PHARMACEUTICALS, INC.
MAY 31, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Terrell A. Cobb
		¡	Cam L. Garner
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Scott L. Glenn

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the selection of PricewaterhouseCoopers LLP as Somaxon’s independent registered public accounting firm for the fiscal year ending December 31, 2006:	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby acknowledged.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOMAXON PHARMACEUTICALS, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED. THANK YOU.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SOMAXON PHARMACEUTICALS, INC.
12750 High Bluff Drive, Suite 310
San Diego, California 92130
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 31, 2006
     The undersigned stockholder(s) of SOMAXON PHARMACEUTICALS, INC. hereby constitutes and appoints Kenneth M. Cohen and Meg M. McGilley, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of Somaxon to be held on May 31, 2006, and at any adjournment or postponement of the meeting, according to the number of shares of common stock of Somaxon that the undersigned may be entitled to vote, and with all powers that the undersigned would possess if personally present, as follows:
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
(Continued and to be signed on the reverse side)